UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2008

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of President, Chief Executive Officer and Board Member

On March 3, 2008, Embarq Corporation (“Embarq”) announced that Thomas A. Gerke, 51, was appointed Chief Executive Officer and elected to the Board of Directors of Embarq effective immediately. Mr. Gerke was also appointed to the office of President. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

From December 18, 2007 until March 2, 2008, Mr. Gerke served as Interim President and Chief Executive Officer of Embarq. From May 2006 to December 17, 2007, Mr. Gerke served as Embarq’s General Counsel – Law and External Affairs and from January 2007 to December 2007, he had additional responsibility for Embarq’s Wholesale Markets business unit. From August 2005 to May 2006, he served as General Counsel – Law and External Affairs of Sprint Nextel Corporation’s local telecommunications division. From May 2003 to August 2005, he served as Executive Vice President – General Counsel and External Affairs of Sprint Corporation (“Sprint”). Before that, he served as Vice President – Global Markets Group –Business Development of Sprint since June 2002.

Effective March 3, 2008, Embarq entered into a new employment agreement with Mr. Gerke (the “Agreement”). The Agreement supercedes Mr. Gerke’s prior employment agreement and can be terminated by either Embarq or Mr. Gerke upon 90 days prior written notice to the other party.

The Agreement provides for the following annual compensation: (i) base salary of $900,000; (ii) participation in Embarq’s Short-Term Incentive (“STI”) program, with a targeted opportunity equal to 100% of his annual base salary; and (iii) participation in Embarq’s Long-Term Incentive (“LTI”) program, with a targeted opportunity for 2008 of $2.7 million.

Under the Agreement, if Mr. Gerke’s employment is terminated by Embarq without cause or by Mr. Gerke for good reason, other than in the 2-year period following a change in control of Embarq, Mr. Gerke is entitled to the following: (i) continuation of his annual base salary for 18 months; (ii) a pro rata payment of any amounts he would have earned otherwise under the then applicable STI program with respect to the portion of the fiscal year through the date of termination of employment; (iii) payment, at the later of the time when payouts would be made to other participants for the next applicable performance period under the then applicable STI program or at the end of the severance period, of an amount equal to 1.5 times 80% of his targeted opportunity under such program; (iv) continued participation in certain benefit plans, and (v) continued vesting of any equity awards for 18 months following termination of employment.

If Mr. Gerke’s employment is terminated by Embarq without cause or by Mr. Gerke for good reason within the 2-year period following a change in control of Embarq, Mr. Gerke is entitled to similar benefits to those set forth above, except that salary continuation would be for a period of 24 months, the applicable STI payment would equal 2 times an amount equal to 80% of his targeted opportunity under the applicable program and would be payable as set forth above, and any equity awards that are unvested at the end of the 24-month severance period would vest at such time.

Mr. Gerke is subject to restrictive covenants during and following his employment, including non-competition and non-solicitation covenants which are applicable for 18 months following termination of employment other than in connection with a change in control and 24 months following termination of employment in connection with a change in control. Mr. Gerke would forfeit his right to severance benefits if he were to breach any of these covenants. Change in control, cause, good reason, competitor and other applicable terms are defined in the Agreement.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

2007 Compensation

2007 Short-Term Incentive Program

On February 27, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Embarq reviewed and approved the payment of cash under Embarq’s 2007 STI program for Gene M. Betts, Chief Financial Officer, Harrison S. Campbell, President-Consumer Markets, Thomas J. McEvoy, President – Business Markets, E.J. Holland, Jr. Senior Vice President – Human Resources and Communications and William A. Blessing, the former Senior Vice President – Corporate Strategy and Development. On February 28, 2008, the Committee reviewed and approved the payment of cash under Embarq’s 2007 STI program for Thomas A. Gerke, President and Chief Executive Officer. Messrs. Gerke, Betts, Campbell, McEvoy, Holland and Blessing have been identified by Embarq as named executive officers for the year ended December 31, 2007.

The Committee determined that the achievement of the performance objectives under the STI program resulted in a payout percentage of 153.2% of the STI target opportunity for each named executive officer, which resulted in cash payments as follows: Mr. Gerke, $508,935; Mr. Betts, $483,116; Mr. Campbell, $439,399; Mr. McEvoy, $439,399; Mr. Holland, $ 264,795, and Mr. Blessing, $288,762.

2008 Compensation

On February 27, 2008, the Committee established 2008 annual base salary levels for our current named executive officers (excluding Mr. Gerke whose 2008 base salary is discussed above), as follows: Mr. Betts, $550,000; Mr. Campbell, $418,000; Mr. McEvoy $418,000; and Mr. Holland, $291,000.

2008 Short-Term Incentive Program

On February 27, 2008, the Committee established the performance objectives and other terms of our 2008 STI program for the named executive officers and other eligible employees. The 2008 STI program provides for a payment of incentive compensation based on the weighted achievement of performance objectives during 2008 relating to telecommunications segment services revenue (30% weighting) and operating cash flow (50% weighting), both as adjusted for certain items, and customer satisfaction improvement (20% weighting). Each performance objective has a threshold, target and maximum level of payment opportunity at 25%, 100% and 200% of an individual’s target opportunity. No payment will be made with respect to performance below the threshold level. On February 27, 2008, the Committee established an individual STI target opportunity for each of our current named executive officers (excluding Mr. Gerke whose 2008 STI opportunity is discussed above) as follows: Mr. Betts, $440,000; Mr. Campbell, $293,000, Mr. McEvoy, $293,000; and Mr. Holland, $175,000.

2008 Long-Term Incentive Program

On March 2, 2008, the Committee approved the grant of annual equity awards to the named executive officers and certain other Embarq employees as part of Embarq’s 2008 Long-Term Incentive program (the “LTI Awards”). The LTI Awards consist of options to purchase shares of Embarq’s common stock and performance-based restricted stock units (“RSUs”). The LTI Awards are subject to the terms of the Embarq Corporation 2006 Equity Incentive Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed on December 13, 2006, and is incorporated herein by reference (the “Plan”), the form of 2008 Restricted Stock Unit Award Agreement and the form of Stock Option Award Agreement, which are filed as Exhibits 10.2 and 10.3 to this report and are incorporated herein by reference (collectively, the “Award Agreements”).

The following description of the LTI Awards is qualified in its entirety by reference to the full text of the Plan and the Award Agreements.

Option Awards

The exercise price for the option portion of the Awards is equal to the closing price of Embarq common stock on March 3, 2008. The number and class of shares subject to each option are subject to adjustment for certain capital events involving the common stock.

The options vest during the next 3 years, with 34% vesting on March 2, 2009, and 33% vesting on each of March 2, 2010, and March 2, 2011. The options will expire on March 2, 2018. The applicable Award Agreement provides that options will also vest upon an option holder’s death, disability, or upon normal retirement, or after the option holder’s involuntary termination of employment without cause within 12 months following a change in control. Otherwise, unvested options will expire as of the option holder’s Termination Date as defined in the Award Agreement.

Vested options remain exercisable for a specified period following termination of an option holder’s employment as set forth in the applicable Award Agreement. Generally, an option holder will have one year to exercise options following death, five years to exercise options following disability or retirement, and 90 days to exercise options following resignation or involuntary termination without cause.

Performance-Based RSU Awards

An RSU entitles the holder to receive, at Embarq’s discretion, either one share of Embarq common stock at a particular date in the future or an amount of cash equal to the market value of one share of Embarq common stock on that future date. The number and class of shares required to be delivered under each RSU is subject to adjustment for certain capital events involving the common stock.

The RSUs will vest on March 2, 2011, subject to the performance adjustment. The RSUs include a performance adjustment feature based upon the weighted achievement of performance objectives related to Embarq’s Economic Value Added (50% weighting), as adjusted for certain items, and total shareholder return relative to the S&P 500 Index (50% weighting) measured over the period from

January 1, 2008, through December 31, 2010. The performance objectives have threshold, target and maximum levels of payment opportunity represented by a percentage of an individual’s target opportunity as follows: 25%, 100% and 200% for Economic Value Added; 20%, 100% and 200% for total shareholder return. Actual performance as of the end of the performance period will result in the initial number of RSUs being increased up to 200% or decreased to 0% of the initial grant. Each RSU gives the holder the right to receive dividend equivalents equal in value to dividends paid on Embarq common stock. The dividend equivalents will accrue and will be first paid on the adjusted number of RSUs following the performance adjustment.

The applicable Award Agreement generally provides that unvested RSUs will vest upon an RSU holder’s death, disability or retirement or after the holder’s involuntary termination of employment within 12 months following a change in control. Otherwise, unvested RSUs will be forfeited and cancelled as of the RSU holder’s Termination Date.

The number of options and RSUs granted to the current named executive officers in connection with the 2008 LTI Plan is set forth in the table below:

Name	Options	Performance-Based RSUs
Thomas A. Gerke	95,338	45,080
Gene M. Betts	63,559	30,053
Harrison S. Campbell	38,841	18,365
Thomas J. McEvoy	38,841	18,365
E.J. Holland, Jr.	16,596	7,847

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated as of March 3, 2008 between Thomas A. Gerke and Embarq Corporation

10.2	Form of 2008 Restricted Stock Unit Award Agreement

10.3	Form of Stock Option Award Agreement

99.1	Press Release dated March 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 4, 2008	Embarq Corporation

	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated as of March 3, 2008 between Thomas A. Gerke and Embarq Corporation

10.2	Form of 2008 Restricted Stock Unit Award Agreement

10.3	Form of Stock Option Award Agreement

99.1	Press Release dated March 3, 2008